Exhibit 10.3

PHANTOM UNIT GRANT
UNDER THE SOL-WIND RENEWABLE POWER, LP

LONG-TERM INCENTIVE COMPENSATION PLAN

This Phantom Unit Agreement (the “Phantom Unit Agreement”) dated as of [   ] (the “Date of Grant”), is made by and between Sol-Wind Renewable Power, LP, a Delaware limited partnership (the “Company”), and [   ] (the “Participant”).  Capitalized terms not defined herein shall have the meaning ascribed to them in the Sol-Wind Renewable Power, LP Long-Term Incentive Compensation Plan (the “Plan”).  Where the context permits, references to the Company shall include any successor to the Company.

1.             Grant of Phantom Units.  The Company hereby grants to the Participant [    ] Phantom Units (the “Phantom Units”), subject to all of the terms and conditions of this Phantom Unit Agreement and the Plan.  Each Phantom Unit represents the right to receive one Unit upon settlement.

2.             Vesting.  Subject to Section 4, provided the Participant remains employed by, or in the service of, Sol-Wind, LLC (the “Employer”) through the applicable vesting date, the Phantom Units shall vest, and have the forfeiture restrictions applicable thereto lapse, as follows: [    ] Phantom Units will vest on [    ], [    ] Phantom Units will vest on [    ], [    ] Phantom Units will vest on [    ], and [    ] Phantom Units will vest on [    ].

3.             Restrictions.  The Phantom Units granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture until any additional requirements or restrictions contained in this Phantom Unit Agreement have been otherwise satisfied, terminated or expressly waived by the Company in writing.

4.             Termination of Employment Generally.  Except as provided below, upon the Participant’s termination of employment or service for any reason, the Participant’s unvested Phantom Units shall be immediately forfeited.

(b)           Without Cause.  If the Participant’s employment or service is terminated by the Employer without “Cause” (as defined below), then the Participant’s unvested Phantom Units shall immediately vest as though the Participant had remained employed with the Employer for an additional year.

For purposes of the foregoing, “Cause” shall mean, unless otherwise set forth in an employment agreement or other service agreement between the Employer and the Participant (in which case such other definition shall apply): (i) the Participant’s continued failure to substantially perform such Participant’s duties; (ii) the Participant’s commission or indictment of or plea of guilty or nolo contendere to a felony; (iii) the Participant’s malfeasance or misconduct in connection with such Participant’s duties that results in or is reasonably likely to result in harm to the Employer or its Subsidiaries; (iv) the Participant’s breach of any confidentiality, non-competition, non-solicitation, non-disparagement, non-interference covenants or any other material covenants to which such Participant is subject under any restrictive covenant, employment, or other agreement; (v) the Participant’s violation of any material written policies of the Employer or its Subsidiaries (to the extent such policies are provided and applicable to the Participant) that results in or is reasonably likely to result in material harm to the Employer or its Subsidiaries, (vi) the Participant’s performance of any fraud, embezzlement or a meaningful act of theft, dishonesty or misappropriation of the Employer’s or its Subsidiaries’ property; (vii) the Participant’s use of illegal drugs or the Participant’s abuse of alcohol that materially impairs the Participant’s ability to perform his or her duties to the Employer or its Subsidiaries; or (viii) the Participant’s failure to cooperate in any audit or investigation involving the Participant’s activities or the business or accounting practices of the Employer or its Subsidiaries that continues after written request from the Company or the Employer.

5.             Settlement.  Immediately upon the vesting of any Phantom Unit in accordance with Section 2 or Section 4 above, the Company shall issue to Participant the number of Units equal to the number of vested Phantom Units.

6.             Phantom Unit Agreement Subject to Plan.  This Phantom Unit Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith.  In the event of any conflict between the provisions of this Phantom Unit Agreement and the provisions of the Plan, the provisions of this Phantom Unit Agreement shall govern.

7.             No Rights to Continuation of Employment.  Nothing in the Plan or this Phantom Unit Agreement shall confer upon the Participant any right to continue in the employ of the Employer or any Subsidiary thereof or shall interfere with or restrict the right of the Employer or its unitholders (or of a Subsidiary or its unitholders, as the case may be) to terminate the Participant’s employment any time for any reason whatsoever, with or without Cause.

8.             Tax Withholding.  The Administrator and/or the Company shall be entitled to withhold the amount of applicable withholding taxes in any manner provided in Section 8(b) of the Plan.

9.             Governing Law.  This Phantom Unit Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

10.          Phantom Unit Agreement Binding on Successors.  The terms of this Phantom Unit Agreement shall be binding upon Participant and upon Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

11.          No Assignment.  Notwithstanding anything to the contrary in this Phantom Unit Agreement, neither this Phantom Unit Agreement nor any rights granted herein shall be assignable by Participant.

12.          Necessary Acts.  Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Phantom Unit Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

13.          Entire Phantom Unit Agreement.  This Phantom Unit Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

14.          Headings.  Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

15.          Counterparts.  This Phantom Unit Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

16.          Amendment.  No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Phantom Unit Agreement as of the date set forth above.

SOL-WIND RENEWABLE POWER, LP

By

Print Name:

Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Phantom Unit Agreement.

PARTICIPANT

Signature

Print Name:

Address: